UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

April 18, 2006

(Date of report)

April 12, 2006

(Date of earliest event reported)

Sotheby’s Holdings, Inc.

(Exact name of registrant as specified in its charter)

Michigan	1-9750	38-2478409

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

38500 Woodward Avenue, Suite 100
Bloomfield Hills, Michigan	48303

(Address of principal executive offices)	(Zip Code)

(248) 646-2400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

From time to time in the ordinary course of business, Sotheby's Holdings, Inc. (the “Company”) will guarantee to consignors a minimum price in connection with the sale of property at auction. The Company must perform under its auction guarantee in the event the property sells for less than the minimum price, in which event the Company must pay the difference between the sale price at auction and the amount of the auction guarantee. If the property does not sell, the amount of the auction guarantee must be paid, but the Company has the right to recover such amount through future sale of the property. Generally, the Company is entitled to a share of the excess proceeds if the property under the auction guarantee sells above a minimum price. In addition, the Company is obligated under the terms of certain guarantees to advance a portion of the guaranteed amount prior to the auction. In certain situations, the Company reduces its financial exposure under auction guarantees through auction sharing arrangements with unaffiliated partners. Partners may also assist the Company in valuing and marketing the property to be sold at auction.

As reported in its Form 10-K for the year ended December 31, 2005, as of February 28, 2006, the Company had outstanding auction guarantees totaling $99.7 million. Subsequent to that date and through the date of this filing, the Company has entered into additional auction guarantees totaling $154.1 million. Included in this amount is a significant auction guarantee entered into on April 12, 2006, which brought the Company’s aggregate outstanding auction guarantees to $253.8 million, the property relating to which had a mid-estimate sales price (1) of $290.3 million. The property related to such auction guarantees is being offered at auctions during the spring and autumn of 2006. The Company's financial exposure under these auction guarantees is reduced by $9.5 million as a result of sharing arrangements with unaffiliated partners. As of April 12, 2006, $27.4 million of the guaranteed amount had been advanced by the Company.

Prior to April 12, 2006, the Company’s highest level of aggregate outstanding auction guarantees was $165 million on September 30, 2004.

(1)

The mid-estimate sales price is calculated as the average of the low and high pre-sale auction estimates for the property under the auction guarantee. Pre-sale estimates are not always accurate predictions of auction sale results.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOTHEBY’S HOLDINGS, INC.

By:	/s/ Michael L. Gillis

Michael L. Gillis
Senior Vice President,
Controller and Chief
Accounting Officer

Date:	April 18, 2006